Exhibit 99.1

April 24, 2013

BUCKEYE TECHNOLOGIES INC. TO BE ACQUIRED BY GEORGIA-PACIFIC LLC

Stockholders to receive $37.50 per share in cash

Transaction valued at approximately $1.5 billion

MEMPHIS, Tenn., and ATLANTA – Buckeye Technologies Inc. (NYSE:BKI) and Georgia-Pacific LLC today announced that they have reached a definitive agreement for Georgia-Pacific to acquire all of the outstanding shares of Buckeye Technologies’ common stock for $37.50 per share in cash. The transaction, subject to completion, is valued at approximately $1.5 billion, including debt.

Under the terms of the agreement, which has been unanimously approved by both companies’ boards of directors, stockholders of Buckeye Technologies will receive $37.50 in cash per share, representing a premium of approximately 29 percent based on the average closing price of Buckeye Technologies’ common stock over the last week.

Georgia-Pacific expects to launch a cash tender offer for all outstanding shares of Buckeye Technologies’ common stock. The tender offer is subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, other regulatory approvals and other customary closing conditions, and requires at least 75 percent of the outstanding shares of Buckeye Technologies’ common stock to be tendered, consistent with the threshold for approval of a merger specified in Buckeye Technologies’ certificate of incorporation. The transaction is not conditioned on financing. In certain circumstances, the parties have agreed to complete the transaction through a merger, subject to receipt of stockholder approval.

Buckeye Technologies, based in Memphis, Tenn., is a leading manufacturer and marketer of specialty fibers and nonwoven materials made from wood and cotton. The company’s manufacturing assets include a specialty pulp mill at Perry, Fla.; cotton cellulose mills at Memphis, Tenn., and Lumberton, N.C.; and mills producing nonwovens at Mt. Holly, N.C., and Steinfurt, Germany. Buckeye Technologies also has global sales offices in Beijing, the United Kingdom, France, Italy and Switzerland. The company has approximately 1,200 employees worldwide.

“This transaction enables our stockholders to realize significant value, while also representing an important next step in the growth of Buckeye Technologies,” said John Crowe, chairman and CEO. “We are pleased that Georgia-Pacific recognizes the significant value of our company’s special and unique assets, talented employees, and research and development capabilities. Georgia-Pacific’s acquisition of Buckeye will provide our company and our employees with exciting future growth opportunities. We will continue to execute on our business plan in partnership with a committed new owner that has a long history of delivering superior business performance through its dedication to operational excellence and innovation.”

Exhibit 99.1

“Buckeye Technologies’ competitive assets and capabilities strongly complement Georgia-Pacific’s existing cellulose business and products. The talented employees, innovation capabilities, advanced technologies, and specialty fibers and nonwovens’ businesses of Buckeye Technologies will provide a significant platform for continued growth and success,” said Jim Hannan, CEO and president, Georgia-Pacific.

Barclays is serving as exclusive financial advisor and Dechert LLP is serving as legal advisor to Buckeye Technologies. UBS and Blackstone are serving as financial advisors to Georgia-Pacific.

Headquartered in Atlanta, Georgia-Pacific is one of the world’s leading manufacturers and marketers of building products, tissue, packaging, paper, cellulose and related chemicals. The company employs nearly 35,000 people worldwide. For more information, visit www.gp.com.

Headquartered in Memphis, Tenn., Buckeye Technologies currently operates manufacturing facilities in the United States and Germany. Its products are sold worldwide to makers of consumer and industrial goods. www.bkitech.com

NOTICE TO INVESTORS ABOUT THE OFFER: This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Buckeye Technologies’ common stock described in this news release has not commenced. At the time the tender offer is commenced, Georgia-Pacific will file or cause to be filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (SEC) and Buckeye Technologies will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Buckeye Technologies’ stockholders at no expense to them by the information agent for the tender offer, which will be announced. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

NOTICE TO INVESTORS ABOUT THE MERGER: In connection with the potential subsequent merger, Buckeye Technologies would expect to file a proxy statement with the SEC, as well as other relevant materials in connection with the proposed transaction pursuant to the terms of an Agreement and Plan of Merger, dated April 23, 2013, by and among Buckeye Technologies Inc., Georgia-Pacific LLC and GP Cellulose Group LLC. The materials to be filed by Buckeye Technologies will be made available to Buckeye Technologies’ investors and stockholders at no expense to them. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of Buckeye Technologies are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

Buckeye Technologies and its respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the

Exhibit 99.1

solicitation of proxies of Buckeye Technologies’ stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Buckeye Technologies’ executive officers and directors in the solicitation by reading Buckeye Technologies’ proxy statement for its 2012 annual meeting of stockholders, annual report on Form 10-K for the fiscal year ended June 30, 2012, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. Information concerning the interests of Buckeye Technologies’ participants in the solicitation, which may, in some cases, be different than those of Buckeye Technologies’ stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding Buckeye Technologies’ directors and executive officers is also included in Buckeye Technologies’ proxy statement for its 2012 annual meeting of stockholders and in Buckeye Technologies’ annual report on Form 10-K for the fiscal year ended June 30, 2012.

FORWARD-LOOKING STATEMENTS: Any statements made regarding the proposed transaction between Georgia-Pacific and Buckeye Technologies, the expected timetable for completing the transaction, successful integration of the business, benefits of the transaction, earnings and any other statements contained in this news release that are not purely historical fact are “forward-looking statements” that are based on management’s beliefs, certain assumptions and current expectations as of the date hereof and which are believed to be reasonable. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. Other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements include those that may be contained from time to time in the documents filed with the SEC by Buckeye Technologies, including Buckeye Technologies’ annual report on Form 10-K for the fiscal year ended June 30, 2012, and quarterly and current reports on Form 10-Q and Form 8-K, respectively. The forward-looking statements contained in this news release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law.

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Media Contacts:	Investor and Media Contact:
Georgia-Pacific	Buckeye Technologies
Karen Cole	Steve Dean
404-652-4747	901-320-8352
Greg Guest	Eric Whaley
404-652-4721	901-320-8509